UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2010

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

708 3rd Avenue, 6th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 227-2242

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On September 23, 2010, Global Investor Services, Inc. (the “Company”) entered into a Sales Agency Agreement (the “Sales Agreement”) with The Cougar Group, a Hong Kong corporation (“Cougar”), pursuant to which Cougar agreed, and the Company appointed, Cougar to act as the exclusive agent for the Company in South Korea and Japan (“Tier One Countries”) as well as China, Australia, Hong Kong, Singapore, Philippines, Indonesia, New Zealand and India (“Tier Two Countries”).  Cougar will act as sole exclusive agent for the Company’s products in the Tier One Countries and the Tier Two Countries.    The term of the Sales Agreement is for a period of five years.  However, the Company may terminate the Sales Agreement in the event that Cougar does not reach its sales objectives or fails to pay the Notes (as defined below) in full.  In consideration for the services under the Sales Agreement, the Company issued Cougar 120,000,000 shares of common stock (the “TCG Shares”) in consideration of the issuance of 4% promissory notes payable by Cougar to the Company in the aggregate amount of $10,000,000 (the “Notes”).  The Notes associated with the Tier One Countries, in the principal amount of $2,000,000, mature on March 31, 2011.  The Notes associated with the Tier Two Countries, in the principal amount of $8,000,000, mature on September 31, 2011.  Cougar may prepay the Notes at any time in minimum intervals of $250,000.  Further, upon achieving revenue targets as set forth in the Sales Agreement at intervals of no less than $250,000, the principal balance of the Notes shall be reduced by the amount of such sales target.    The Company, Cougar and the Law Officers of Stephen M. Fleming PLLC (the “Escrow Agent”) have entered into an Escrow Agreement pursuant to which the TCG Shares were placed in escrow with the Escrow Agent.  Upon payment of the Notes, the Company will direct the TCG Shares in the appropriate amounts.  Further, Cougar and the Company have entered into a Voting Agreement whereby Cougar has appointed Nicholas Maturo and Ryan Smith to vote the TCG Shares as they deem fit at all times while the TCG Shares are held by the Escrow Agent.  Cougar was granted the right to appoint a director to the Company’s Board of Directors.

The Company and Wealth Engineering LLC (“Wealth”) have entered into an Agreement (the “Wealth Agreement”) whereby Wealth has agreed to provide services to the Company in connection with the Sales Agreement.  Wealth is required to deliver all product materials (at the Company’s expense), conduct presentations and training via webinar or site visits and provide support and training activities via webinar or site visit.  As compensation for the above services, the Company will pay Wealth 10% of all revenue generated from the Tier One Countries and the Tier Two Countries for a period of two years with a maximum payment of $2,500,000 per year.   Wealth was granted the right to appoint a director to the Company’s Board of Directors.

The TCG Shares were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. Cougar is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financial statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Sales Agency Agreement between The Cougar Group and Global Investor Services, Inc.

10.2	Form of 4% Promissory Note – Tier One Countries

10.3	Form of 4% Promissory Note – Tier Two Countries

10.4	Voting Agreement between The Cougar Group and Global Investor Services, Inc.

10.5	Escrow Agreement between The Cougar Group, Global Investor Services, Inc. and the Law Offices of Stephen M. Fleming PLLC

10.6	Agreement entered between Global Investor Services, Inc. and Wealth Engineering LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

Date: September 23, 2010	By:	/s/ WILLIAM KOSOFF
New York, New York		Name: William Kosoff
Title: Chief Financial Officer and Director